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                                                                EXHIBIT 10.48


                                                                  EXECUTION COPY





                              LEASE BY AND BETWEEN

                            PAPETTI HOLDING COMPANY
                                  AS LANDLORD,

                                      AND

                              MICHAEL FOODS, INC.,
                                   AS TENANT


                            DATED FEBRUARY 26, 1997
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                                     INDEX


Article                                                                    Page


 1  Leased Premises; Lease Term  . . . . . . . . . . . . . . . . . . . .    1

 2  Rent Payments; Net Lease . . . . . . . . . . . . . . . . . . . . . .    1

 3  Use of Leased Premises . . . . . . . . . . . . . . . . . . . . . . .    2

 4  No Representations   . . . . . . . . . . . . . . . . . . . . . . . .    3

 5  Compliance with Laws; Insurance Regulations  . . . . . . . . . . . .    3

 6  Utilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6

 7  Repair, Maintenance  . . . . . . . . . . . . . . . . . . . . . . . .    6

 8  Alterations  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8

 9  Covenant Against Liens . . . . . . . . . . . . . . . . . . . . . . .    8

10  Landlord's Right of Entry  . . . . . . . . . . . . . . . . . . . . .    9

11  Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9

12  Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11

13  Escrow . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13

14  Indemnity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14

15  Damage or Destruction  . . . . . . . . . . . . . . . . . . . . . . .   15

16  Condemnation . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16

17  Mortgaging; Assignment; Subletting . . . . . . . . . . . . . . . . .   17

18  Subordination and Attornment . . . . . . . . . . . . . . . . . . . .   18

19  Estoppel Certificates  . . . . . . . . . . . . . . . . . . . . . . .   19

20  Quiet Enjoyment  . . . . . . . . . . . . . . . . . . . . . . . . . .   19

21  Cure of Tenant's Default . . . . . . . . . . . . . . . . . . . . . .   20

22  Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20

23  No Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24

24  Remedies Cumulative  . . . . . . . . . . . . . . . . . . . . . . . .   24

25  Surrender of Premises; Holding Over  . . . . . . . . . . . . . . . .   24





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26  Relationship of Parties  . . . . . . . . . . . . . . . . . . . . . .   25

27  Successors and Assigns; Provisions Binding   . . . . . . . . . . . .   26

28  Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26

29  Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . . .   27

30  Entire Agreement; Construction . . . . . . . . . . . . . . . . . . .   27

31  Binding Arbitration  . . . . . . . . . . . . . . . . . . . . . . . .   28

32  Choice of Law; Jurisdiction  . . . . . . . . . . . . . . . . . . . .   29

33  Joint Preparation  . . . . . . . . . . . . . . . . . . . . . . . . .   29

34  Time Is of the Essence . . . . . . . . . . . . . . . . . . . . . . .   30

35  Term Renewal . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30

SIGNATURES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32

EXHIBIT A  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32





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                                   L E A S E

                 THIS LEASE made and entered into as of the 26th day of February, 1997, between PAPETTI HOLDING COMPANY, a New Jersey general partnership, having its principal office at One Papetti Plaza, Elizabeth, New Jersey 07027 (hereinafter called "Landlord") and MICHAEL FOODS, INC., a Delaware corporation, having its principal office at 5353 Wayzata Boulevard, Suite 324, Minneapolis, Minnesota 55416 (hereinafter called "Tenant").

                 A. Landlord is the owner of certain land and improvements more particularly described on Exhibit A attached hereto (the "Real Estate").

                 B. Tenant desires to lease from Landlord, and Landlord is willing to lease to Tenant the Real Estate and improvements thereon upon and subject to the terms, provisions and conditions of this Lease.

                 NOW THEREFORE, Landlord and Tenant, for and in consideration of the rents, agreements, terms, covenants and conditions hereinafter mentioned and hereby agreed to be paid, kept and performed by Landlord and Tenant, their legal representatives, successors and assigns, do hereby mutually agree as follows:

                                   Article 1

                          Leased Premises; Lease Term

                 Upon and subject to the agreements, terms, covenants and conditions hereinafter set forth, Landlord hereby leases to Tenant, and Tenant hereby rents and leases from Landlord, the Real Estate, together with any and all buildings, fixtures, structures and other improvements located thereon (collectively with the Real Estate, the "Leased Premises"), subject to existing restrictions, covenants, easements, rights and encumbrances of record.

                 TO HAVE AND TO HOLD for a term commencing on the date hereof and ending on midnight of the day preceding the tenth (10th) annual anniversary of the "Rent Commencement Date" as hereinafter defined (the "Lease Term") unless sooner terminated or extended as herein provided. The "Rent Commencement Date" shall mean March 1, 1997.

                                   Article 2

                            Rent Payments; Net Lease

                 Tenant, during the Lease Term, will pay to Landlord an annual rental of Four Hundred Thirty-Two Thousand Dollars ($432,000.00) in equal monthly installments of Thirty-Six Thousand Dollars ($36,000.00) in advance on or before the first day of each calendar month. The rent for any partial month at the commencement hereof shall be prorated and paid upon Tenant's execution of this





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Lease.  Landlord may assess a charge of five percent (5%) of the monthly rent installment due for any monthly payment that is received more than five (5) days after it is due.

                 Tenant will pay to Landlord the rent herein reserved, without prior demand or notice and without any setoffs, abatements, or deductions whatsoever, at the office of Landlord or at such other place as Landlord shall designate in writing. All other sums that may become due or be payable to Landlord hereunder shall be paid at the time and in the manner herein provided at the office of Landlord. All of such other sums so to be paid may, at Landlord's option, be deemed to be additional rent to be added to any fixed rent then due or thereafter falling due, and in the event of non-payment, Landlord shall have all the rights and remedies herein provided.

                 If Tenant fails the net worth requirement of Article 13, then Tenant shall deliver to Landlord the sum equal to one month's base rent as security payment for the performance by Tenant of every covenant and condition of this Lease. If Tenant shall default with respect to any covenant or condition of this Lease, including, but not limited to, the payment of rent, Landlord may apply the whole or any part of such security payment to the payment of any sum in default or any other sum which Landlord may be required to spend by reason of Tenant's default, and Tenant shall thereafter upon demand of Landlord fully restore the original amount of the security deposit. After all of the Tenant's obligations under this Lease shall have been satisfied, the security payment or any remaining balance thereof shall be returned to Tenant. In the event of a bona fide sale of the property of which the Leased Premises are a part, Landlord shall have the obligation to transfer such security to the purchaser to be held by such purchaser under the terms of this Lease, and Landlord shall be released from all obligation and liability for the return of such security to Tenant provided such transferee assumes such obligation.

                 Tenant acknowledges that the rent and other payments to Landlord hereunder are intended to be "net" to Landlord and that this Lease is a so called "triple net" or "net net net" lease to Landlord.

                                   Article 3

                             Use of Leased Premises

                 Tenant shall occupy the Leased Premises during the Lease Term for the purposes set forth on Exhibit A hereto and for no other purpose or use without Landlord's prior written consent. Tenant shall not use or occupy or permit the Leased Premises or any part thereof to be used or occupied for any other business, use or purpose without Landlord's prior written consent, which shall not be unreasonably withheld. Tenant shall apply for, secure, maintain and comply with all licenses, permits, or accreditations which may





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be required for the conduct by Tenant of the use of the Leased Premises, as herein permitted.

                                   Article 4

                               No Representations

                 Tenant is fully familiar with the physical condition of the Leased Premises, and Tenant accepts and takes the Leased Premises in their "as is" and "where is" condition. Landlord has made no representations whatsoever in connection with the condition of the Leased Premises or any part thereof, and Landlord shall not be liable for any latent or patent defects therein.

                                   Article 5

                  Compliance with Laws; Insurance Regulations

                 Throughout the Lease Term, Tenant shall, at its sole cost and expense, promptly observe and comply with all laws, ordinances, orders, regulations, rules, standards and requirements of every government (whether federal, state or local), municipality or other governmental authority, including but not limited to CERCLA, RCRA, TOSCA, FIFRA, OSHA and SARA (as the same are commonly referred to under the federal environmental laws), and the Americans with Disabilities Act of 1990, as amended (the "ADA"), and including any agency or department thereof, having jurisdiction over Tenant or the Leased Premises (collectively, "Governmental Regulations"), and of the local fire insurance rating organization, and of all insurance companies writing policies covering the Leased Premises or any part thereof, relating to the Leased Premises, or the facilities, fixtures or equipment therein, or the use and occupation or franchises and privileges connected therewith; whether or not such laws, ordinances, orders, regulations, rules or requirements shall necessitate improvements, interference with the use and enjoyment of the Leased Premises, replacements or repairs, extraordinary as well as ordinary, foreseen or unforeseen, and whether the same now are in force or may, at any time in the future, be enacted or directed; and Tenant shall pay all costs, expenses, claims, fines, penalties and damages that may in any manner arise out of or be imposed because of the failure of Tenant to comply with any of the foregoing.

                 Landlord, its agents and representatives, may at any time during the term of the Lease enter upon the Leased Premises, or any part thereof, for the purpose of determining and ascertaining the environmental status of the same, including but not limited to the performing of environmental audits or surveys of the condition of the Leased Premises; and may further video tape, from time to time, the condition of the Leased Premises, or any building or other improvements thereon, for the purpose of better assuring and determining Tenant's fulfillment of its obligations hereunder.





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                 Tenant shall be responsible for and shall bear all costs and expenses associated with any and all alterations to the Leased Premises, which may be required by the ADA for the accommodation of disabled individuals who may be employed from time to time by Tenant, or any disabled customers, clients, guests, or invitees or sublessees. Tenant shall indemnify and hold Landlord harmless from and against any and all costs incurred arising from the failure of the Leased Premises to conform with the ADA, including the cost of making any alterations, renovations or accommodations required by the ADA, or any government enforcement agency, or any court, any and all fines, civil penalties, and damages awarded against Landlord resulting from a violation or violations of the ADA, and all reasonable legal expenses and court costs incurred in defending claims made under the ADA, including reasonable attorneys' fees.

                 Tenant shall not (i) use, store, generate, treat, sell or dispose in, on or about the Leased Premises, any "Hazardous Substances" (hereinafter defined), or (ii) permit the use, storage, generation, treatment, selling or disposal in, on or about the Leased Premises of any Hazardous Substances, except Hazardous Substances in such amounts and of such types that are commonly and customarily used in compliance with Governmental Regulations in the operation, cleaning and maintenance of Tenant's business operated in the ordinary course. "Hazardous Substances" or "Hazardous Substance" as used in this Lease shall mean any substances, waste or substance now or hereafter designated as, or containing components designated as, hazardous, dangerous, toxic or harmful and/or subject to any Governmental Regulations, including, without limitation, asbestos in any form, urea formaldehyde foam insulation, transformers or other equipment which contains dielectric fluid or other fluids containing levels of polychlorinated biphenyls in excess of fifty (50) parts per million and petroleum products in any form. Tenant shall (i) promptly comply with all Governmental Regulations now or hereafter pertaining to the use, discharge, handling, transportation, disposal, treatment, generation, storage, sale or presence on the Leased Premises of Hazardous Substances; and
(ii) allow Landlord or Landlord's agents or representatives to enter onto the Leased Premises at all times to check Tenant's compliance with all applicable Governmental Regulations regarding Hazardous Substances should Landlord have a reasonable belief that Tenant is not in compliance with all applicable Governmental Regulations regarding Hazardous Substances. If Tenant is found to not be in compliance with all applicable Governmental Regulations regarding Hazardous Substances, all reasonable costs incurred by Landlord and associated with Landlord's inspection of the Leased Premises and Landlord's monitoring of Tenant's compliance with this Article, including Landlord's reasonable attorneys' fees and costs shall be deemed additional rent and shall be due and payable to Landlord immediately upon demand by Landlord. Tenant shall indemnify, defend and save Landlord, its officers, directors, shareholders, managers, agents and employees harmless from and against any and all damages, penalties, costs and other liabilities (including Landlord's attorneys' fees and costs and the cost of any remedial





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or abatement activities), arising during the term of this Lease or anytime thereafter, directly or indirectly, from the use, discharge, handling, transportation, disposal, treatment, generation, storage, existence or sale of Hazardous Substances, during the term of this Lease in, on or about the Leased Premises except to the extent such use, discharge, handling, transportation, disposal, treatment, generation, storage, existence or sale of Hazardous Substances resulted solely from the actions of Landlord. Tenant's obligations under this Article shall survive the termination of this Lease.

                 Tenant shall, at Tenant's sole expense, comply with all laws, rules, regulations, requirements, standards and ordinances enacted or imposed by any governmental unit having jurisdiction over Tenant, the Leased Premises, signage at the Leased Premises or Tenant's business. Tenant shall not use or occupy the Leased Premises nor permit its use or occupancy for any unlawful use or purpose, nor for any purpose which may be hazardous on account of fire, environmental concerns or otherwise, nor for any use or purpose which might render Landlord's insurance on the Leased Premises void.

                 Tenant agrees that if its storage, accumulation, transportation, treatment or disposal of such Hazardous Substances results in
(i) contamination of the soil or surface or groundwater or (ii) loss or damage to any person(s) or property, Tenant shall (a) notify Landlord immediately of any contamination, claim of contamination, loss or damage, (b) proceed with due diligence to clean up any such contamination in full compliance with all applicable federal, state and local statutes, regulations and standards, and
(c) indemnify, defend and hold Landlord harmless from and against any and all claims, suits, causes of action, penalties, fines, costs and fees, including attorney's fees, arising from or connected with any such contamination, claim of contamination, loss or damage. The foregoing provision shall survive the termination of the Lease.

                 The parties hereto shall use their best efforts to resolve any disputes regarding the origin of any contamination or claim of contamination or the responsibility as between Landlord and Tenant of clean up of any such contamination or claim of contamination. Landlord and Tenant agree that if they are unable to resolve such a dispute, then the provisions of Article 31 governing resolution of disputes shall apply. The parties agree that the arbitrator shall be retained only to resolve the dispute and in no event will be retained by either party to conduct any resulting cleanup or remediation of any suspected release of hazardous waste.





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                 To the extent applicable or may become applicable based on
Tenant's use of the Leased Premises or the termination of the Lease, Tenant at its cost and in a timely manner shall (i) comply with "The Industrial Site Recovery Act", N.J. Stat. Ann. Sections 13:1K-6 to -14, and the regulations promulgated thereunder or obtain an exemption from compliance (See N.J. Admin. Code 7:26B-1.9(a)); (ii) comply with "The Spill Compensation and Control Act", N.J. Stat. Ann. Sections 58.10-23.11 to .24, and the regulations promulgated thereunder, "The Pollution Prevention Act", N.J. Stat. Ann. Sections 13.1D-35 et seq. and Sections 34:5A-1 et seq., and the regulations promulgated thereunder, and Sections 58:10A-21 through 58:10A-37 of the New Jersey Statutes, and the regulations promulgated thereunder. The enumeration of specific state statutes and regulations above shall in no way limit the obligation of Tenant to otherwise comply with all other state laws and regulations applicable to it, and Tenant expressly covenants to so comply at all times and in all material respects during the term of this Lease.

                                   Article 6

                                   Utilities

                 Tenant shall make application for and arrange for the installation of all utility meters or other devices as it may deem necessary for its purposes, and Tenant shall be solely responsible for and promptly pay, as and when the same become due and payable, all charges for water, sewer, sprinkler, electricity, gas, telephone or other communication, fire or burglar alarm systems, and any other utility or service supplied, used or consumed in connection with the Leased Premises. Tenant shall use any utilities supplied to or serving the Leased Premises in accordance with the regulations of the public utility company or the governmental agency supplying the same, and Tenant shall not at any time overburden or exceed the capacity of the mains, feeders, ducts, conduits or other facilities by which such utilities are supplied to, distributed in or serve the Leased Premises. Landlord shall not be liable in damages or otherwise for any interruption in the supply of any utility or service to the Leased Premises, nor shall any such interruption constitute any ground for constructive eviction or an abatement of any of the rents reserved hereunder.

                                   Article 7

                      Repair, Maintenance and Replacement

                 Tenant, at its sole cost and expense, shall take good care of the Leased Premises and of all buildings, structures, improvements, fixtures and equipment now or hereafter located thereon, interior and exterior, and keep the same and all parts thereof, including without limiting the generality thereof, the roof, roof membrane and subroofing, foundations, exterior walls, parking areas, the grounds, landscaped areas, (grass cutting, lawn and shrubbery maintenance, tree and plant watering and care),





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drainage ditches, and swales, gutters, downspouts, glass, structural and interior and exterior portions of the buildings and the plumbing, sprinkler system, heating, air conditioning, wiring and other systems therein and facilities thereof and all sidewalks, parking areas, driveways, passageways and alleys adjacent thereto and other appurtenances thereunto belonging, and all fixtures, machinery and equipment which constitute any part of the Leased Premises, together with any and all alterations, additions and improvements therein and thereto, in at least as good order and condition as exists on the date hereof, suffering no waste or injury; and shall, at Tenant's sole cost and expense, perform all maintenance and promptly make all needed repairs and replacements, extraordinary as well as ordinary, structural or otherwise, foreseen or unforeseen, in and to any of the foregoing and the buildings, structures or improvements now or hereafter located thereon, including streets, sidewalks, curbs and gutters, vaults, water, sprinkler systems, sewer and gas connections, plumbing, pipes and mains, and all other fixtures, machinery and equipment (including the lighting, electrical, heating, ventilation and air-conditioning systems) now or hereafter belonging to or connected with the Leased Premises or used in their operation. All such maintenance, repairs and replacements shall be of first-class quality sufficient for the proper maintenance and operation of the Leased Premises. Tenant shall keep and maintain the Leased Premises in a clean and safe condition, and Tenant shall not permit the accumulation of waste or refuse matter, nor permit anything to be done or allow any condition to exist which would invalidate or prevent the procurement of any insurance policies which may at any time be required pursuant to the provisions of this Lease. Tenant shall not obstruct or permit the obstruction of any parking areas, streets or sidewalks located on or adjoining the Leased Premises, and shall keep such parking areas, streets and sidewalks free of snow and ice.

                 In addition, Tenant shall, during the term of this Lease, perform the periodic preventive maintenance recommended by such systems' manufacturers. Both maintenance and preventive maintenance shall be performed by such contractors as are recommended by Landlord or such other entities as are mutually agreed upon by the parties hereto. Tenant shall, on January 1 of each year while Tenant is in occupancy of the Premises, provide Landlord with evidence of an executed preventive maintenance contract for all mechanical equipment (HVAC) provided. Tenant shall pay for the annual mechanical equipment inspection fees, if any, imposed by any governmental authority.

                 Tenant agrees to keep the interior of the Leased Premises, including all plate glass windows, doors, dock bumpers, levelers, and seals in good repair as well as the floors and floor drains.

                 Landlord reserves the right to take video footage of the condition of the Leased Premises as of the Commencement Date, a





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copy of which shall be provided to Tenant and shall be an exhibit hereto.

                 On the default of Tenant of its obligations to maintain and repair the Leased Premises as set forth above for a period of fifteen (15) days after written notice from Landlord demanding cure of same, Landlord may, but shall not be required to, cause all required maintenance, repairs or replacements to be made, for Tenant's account, and Tenant shall promptly pay Landlord all costs incurred plus an administrative fee of fifteen percent (15%) of such costs and said amount shall constitute and be collectible as additional rent hereunder.

                                   Article 8

                                  Alterations

                 Tenant shall not make any exterior or structural alterations, improvements, or additions to the Leased Premises in excess of $125,000 without obtaining Landlord's prior written consent, which consent shall not be unreasonably withheld. Such exterior or structural alterations, improvements, or additions, if consented to by Landlord, shall be made under the supervision of an architect or engineer reasonably satisfactory to Landlord and in accordance with plans and specifications approved by Landlord. Tenant shall not make any interior or nonstructural alterations, improvements, or additions to the Leased Premises in excess of $125,000 without obtaining Landlord's prior written consent which shall not be unreasonably withheld.

                 All alterations, improvements, and additions made to the Leased Premises shall be effected with due diligence, in a good and workmanlike manner employing appropriate new materials and in compliance with all applicable governmental and insurance requirements and shall be promptly and fully paid for by Tenant; and no alterations, improvements, or additions made to the Leased Premises shall change the general character of the Leased Premises, impair its usefulness, or reduce the fair market value thereof below its value immediately before such alteration, improvement, or addition. Prior to proceeding with any alteration, improvement or addition requiring Landlord's consent hereunder, Tenant shall at Landlord's request furnish Landlord with satisfactory evidence of worker's compensation insurance in statutory limits of Tenant, or any contractor or subcontractor performing work for Tenant on the Leased Premises, as well as satisfactory evidence of all insurance coverage required to be maintained by Tenant under this Lease. In addition, Landlord may require that before commencement or continuance of such alteration, improvement or addition, Tenant furnish Landlord with such security or performance bond as Landlord shall request in order to assure completion of same and protect against any and all liens, chattel mortgages and security interests arising in connection therewith.





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

                                   Article 9

                             Covenant Against Liens

                 Tenant shall do all things necessary to prevent the filing of any mechanics', materialmen's or other liens against the Leased Premises by reason of any work, labor, services or materials performed or supplied or claimed to have been performed or supplied to Tenant, or anyone holding the Leased Premises, or any part thereof, through or under Tenant. Tenant shall pay and obtain a release of record of any such lien, by payment thereof or if Tenant intends to contest the lien by filing a bond or other security or collateral reasonably acceptable to Landlord, within thirty (30) days after the date of filing thereof, failing which, and in addition to any other rights of Landlord hereunder, Landlord shall have the right to vacate and release the same and charge the cost thereof (including attorneys' fees) to Tenant, such charge to be due and payable upon demand. Tenant shall defend, indemnify and hold Landlord harmless from and against any and all liability, loss, damage, cost and expense (including court costs and attorneys' fees) arising out of or in connection with any such lien or the enforcement or removal thereof.


                                   Article 10

                           Landlord's Right of Entry

                 Landlord and Landlord's employees, agents and contractors, and their respective employees and agents, shall be permitted during the Lease Term to inspect the Leased Premises, after first giving Tenant such notice as is reasonable under the circumstances, (except in the case of an emergency when prior notice shall not be required), during reasonable business hours (except in the case of an emergency) for the purposes of (a) ascertaining the condition of the Leased Premises; (b) making semi-annual mutual inspections; (c) inspecting any replacements or repairs or the performing any other act as may be required of Landlord or Tenant under the terms of this Lease; and (d) showing the Leased Premises to prospective tenants, purchasers or mortgagees.

                                   Article 11

                                     Taxes

                 Tenant shall, (subject to Tenant's right to contest as set forth hereafter), in all instances, pay and discharge at its sole expense, all duties, taxes, assessments, impositions, or charges of any kind, license and permit fees, and other governmental levies and charges of every kind and nature whatsoever, general and special, extraordinary as well as ordinary, whether foreseen or unforeseen, which shall during the Lease Term be laid, levied, assessed, imposed, become due and payable, or





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liens upon, or arise in connection with the ownership, use, occupancy or possession of the Leased Premises, or any part thereof, or any appurtenances thereto, or the streets, sidewalks, vaults, curbs and gutters adjoining the Leased Premises, or the leasehold estate hereby created, by virtue of any present or future law, ordinance, order, regulation, rule or requirement of any government (whether federal, state or local), municipality or other governmental authority, including any agency or department thereof. In addition, Tenant shall pay and discharge any and all taxes and other charges levied, assessed or imposed upon the fixtures, furnishings, equipment and all other personal property of Tenant in, upon or about the Leased Premises, and any license or excise covering business conducted in the Leased Premises. The duties, taxes, assessments, impositions, charges, fees and payments above-described are sometimes referred to herein collectively as "Impositions". Nothing contained herein shall require Tenant to pay any inheritance, estate, succession, transfer, gift, franchise, corporation, income or profit tax or capital levy that is or may be imposed upon Landlord, unless such described tax shall be levied upon the rent herein reserved, or otherwise imposed on Landlord, in replacement of or substitution for any Impositions as are presently levied, assessed or imposed.

                 All Impositions shall be paid by Tenant to the governmental authorities charged with the collection thereof on or before the last day upon which the same may be paid without interest or penalty for the late payment thereof and Tenant shall forward a copy of the paid tax bill to Landlord within thirty (30) days of such payment to the applicable governmental authority. In the case of Impositions which may be payable in installments, installments shall be payable within the longest period provided by law, be prorated with Tenant charged during the term hereof, and Tenant shall only be obligated to pay such installments as the same fall due during the Lease Term.

                 Any real estate taxes or water and sewer rents imposed for the applicable fiscal tax period in which the Lease Term begins or ends shall be prorated and adjusted between Landlord and Tenant.

                 Landlord shall forthwith forward to Tenant all applicable tax bills as received by Landlord or cause the same to be directly sent to Tenant and Tenant shall provide to Landlord within sixty days (60) after the due date for payment of such Imposition, reasonable evidence that such Imposition has been timely paid. If the present method of assessing, levying or charging general public revenue or taxes against or upon the Leased Premises shall be changed during the term of this Lease so that such taxes, assessments or charges, instead of being assessed or levied directly against the land or improvements constituting the Leased Premises, be levied, assessed or charged in lieu thereof, in whole or in part, against Landlord's reversionary interest in the same or against the rent or income arising from the use or occupancy of the Leased Premises, then in such event, Landlord shall forthwith timely advise Tenant of each such change, and Tenant shall pay every such Imposition so made, subject always to Tenant's right to contest such change as permitted hereafter. All such Impositions for any fractional year within the term of this Lease shall be prorated between Landlord and Tenant on a pro rata basis, with Tenant paying only such portions thereof which are properly allocable to the term of this Lease.

                 Tenant shall have the right, in its or Landlord's name, to contest in good faith the validity of any Imposition, or the method of assessment thereof, which Tenant is required to bear, pay and discharge hereunder, and for that purpose shall have the right to institute such proceedings in name of Landlord as it may deem necessary, provided that expenses incurred by reason thereof shall be paid by Tenant. Tenant further agrees that it shall diligently prosecute such contest, at all times effectually stay or prevent any official or judicial sale of the Leased Premises, under execution or otherwise, and pay any final judgment enforcing such contested Imposition and thereafter promptly procure record satisfaction or release thereof. Tenant further agrees that if it becomes necessary to institute an action in a court of competent jurisdiction in order to contest such Imposition then, in that event, it shall give Landlord at least ten (10) days' prior written notice of its intention to institute such action and at the same time furnish Landlord a bond in such amount as Landlord may designate, executed by a corporate surety licensed to do business in the state where the Leased Premises are located and acceptable to Landlord, indemnifying and protecting Landlord and any other person now or hereafter having any interest, whether as security for indebtedness or otherwise, in the Leased Premises from and against all liability, loss, damage, cost and expense of whatever kind or nature growing out of or in any way connected with the fee, tax, assessment or other charge complained of or the contest thereof.


                                   Article 12

                                   Insurance

                 Tenant agrees to secure, maintain and keep in force at all times during the Lease Term, at Tenant's sole cost and expense, the following policies of insurance:

                          (a) Direct Property Damage Insurance covering the building and other improvements (including leasehold improvements) on the Leased Premises to the extent of one hundred percent (100%) of the full replacement cost thereof, exclusive of the cost of excavations, foundations, and footings and all improvements and fixtures required to be insured by Tenant pursuant to Article 12(c) hereof, providing protection against perils that are covered under standard insurance industry practices within the classification of all risk property damage insurance. Such insurance shall name as an additional insured Landlord and any other parties in interest as may be from time to time designated in writing by notice from Landlord to Tenant. In addition, such insurance shall be made payable to Tenant, Landlord and such additional parties in interest from time to time designated by Landlord to Tenant, as their interest may appear.

                          (b) Comprehensive General Liability Insurance covering the Leased Premises and Tenant's use thereof against claims for bodily injury or death, property damage or personal injury, however caused, with a combined single limit of not less than two million dollars ($2,000,000) for bodily injury and property damage. Such insurance shall, in addition to premises and operations liability, include contractual liability insurance to cover all contractual liability assumed by Tenant under or by virtue of this Lease (including, without limitation, Article 15 hereof), broad form property damage, loss of rental income, Product and Completed operations liability. In addition, motor vehicle liability coverage with not less than $1 million dollar policy limits shall be kept in force by Tenant at all times during the term of this Lease. All such insurance shall name as an additional insured Landlord and any other parties in interest as may be from time to time designated in writing by notice from Landlord to Tenant. In addition, such insurance shall be made payable to Tenant, Landlord and such additional parties in interest from time to time designated by Landlord to Tenant, as their interest may appear.

                          Tenant shall further maintain, at its sole cost
                 during the term of this Lease Excess or Umbrella Liability insurance with minimum limits of $10 million; naming Landlord as an additional insured.

                          (c)     [RESERVED]

                          (d) Comprehensive Boiler and Machinery insurance coverage, covering all boilers, pressure vessels, production equipment, air-conditioning equipment and electrical equipment which serve the Leased Premises, with per occurrence limits of not less than two million dollars ($2,000,000).

                          (e) Workers' Compensation Insurance (including occupational disease insurance) as may be from time to time required by the laws of the state in which the Leased Premises are located;

                          (f) Employers' Liability Insurance with a per occurrence limit of not less than $500,000;

                 All such policies of insurance shall be issued by insurance companies licensed and admitted to do business in the State in which the Leased Premises are located, which are reasonably acceptable to Landlord and having a rating of A+ or better. In addition, all such policies of insurance shall contain an endorsement providing that such insurance may not be materially changed, amended or cancelled except after thirty (30) days' prior written notice from the insurance company to Landlord, sent by registered mail or nationally recognized overnight courier (e.g. Federal Express). The original policy or policies shall be made available, from time to time, upon request of Landlord to review and/or copy and Tenant shall deliver to Landlord together reasonably satisfactory evidence of payment of the premium thereof, on or before the commencement date of the Lease Term. Prior to expiration of each policy term, Tenant shall deliver to Landlord written proof of renewal or continuation of the policies and will deliver to Landlord certificates of insurance within 20 days after renewal or issuance of the policies. If Tenant at any time fails or refuses to procure and maintain the required amount of insurance, then Landlord may, immediately and without notice to Tenant, obtain same for and on behalf of Tenant and charge the cost thereof to Tenant, such charge to be due and payable upon demand.

                 Except for the intentional acts of the Landlord, Tenant, and all parties claiming under or through Tenant, hereby expressly releases and discharges Landlord from any claim or liability, whether based on negligence or any reason whatsoever, for any personal injury, property damage, or other loss covered by Tenant's insurance. The aforesaid release shall apply only when permitted by the applicable policy of insurance. All policies of Tenant shall contain an endorsement containing an express waiver of any right of subrogation by the insurance company against Landlord, provided that this waiver shall not be applicable if it has the effect of invalidating any insurance coverage of Landlord or Tenant, or if the applicable insurance policies do not contain a clause to the effect that this waiver shall not affect the right of the insured to recover under such policies.

                                   Article 13

                                     Escrow

                 Notwithstanding the provisions of this Lease, if Tenant, or any successor or assignee then a tenant under this Lease as the Tenant, shall fail at any time during the term of this Lease to maintain a net worth in excess of one hundred million dollars (as determined in accordance with generally accepted accounting principles), then Landlord may upon written notice to Tenant require Tenant for the remainder of the Lease Term, (notwithstanding a subsequent net worth in excess of one hundred million dollars) to (i) deliver the security deposit required under Article 2; (ii) carry a deductible not greater than $10,000 under the property damage insurance described in Article 12(a); and (iii) pay to Landlord for each calendar year during the Lease Term the amount of the Impositions imposed upon the Leased Premises and the amount of premiums for all insurance policies required to be provided by Tenant hereunder, in equal monthly installments on the first day of each month during the Lease Term. Such monthly payments shall in the first instance be reasonably estimated by Landlord based on the Impositions and premiums paid for the prior year, with appropriate adjustments made at least annually thereafter. No interest shall be paid by Landlord to Tenant on such monthly payments, but they will be kept by Landlord in a separate escrow account, the funds thereof shall be employed by Landlord to pay Impositions and premiums as they mature. If at any time the funds held by Landlord shall be insufficient to pay any and all Impositions and premiums as the same shall mature, Tenant shall, within ten
(10) days after notice thereof from Landlord, deposit with Landlord an amount sufficient to make up any deficiency therefor. Tenant represents that its present net worth is in excess of one hundred million dollars.

                                   Article 14

                                   Indemnity

                 Tenant hereby agrees to defend, pay, indemnify and save free and harmless Landlord, its officers, directors, agents and employees, from and against any and all claims, demands, fines, suits, actions, proceedings, orders, decrees and judgments of any kind or nature by or in favor of anyone whomsoever and from and against any and all costs and expenses incurred by Landlord, including attorneys' and other professional fees, resulting from or in connection with any of the following unless the same are caused by Landlord's intentional acts: (a) any accident, bodily injury, death, personal injury of any kind, or property damage arising, directly or indirectly, out of or from or on account of any occurrence in, upon, at or about the Leased Premises and the adjoining parking areas, sidewalks, streets, vaults and passageways; (b) any accident, bodily injury, death, personal injury or property damage arising, directly or indirectly, in connection with Tenant's operation and conduct of business in the Leased Premises; (c) any use, occupancy, nonuse or condition of the Leased Premises; and (d) any failure on the part of Tenant to perform or comply with any of the agreements, terms, covenants and conditions of this Lease.

                 Except for the intentional acts of Landlord, Landlord shall not be liable for any damage or injury to the person, business (or any loss of income therefrom), goods, wares, merchandise or other personal property of Tenant, Tenant's employees, agents, invitees and customers, or any other occupant of the Leased Premises; nor for any failure of a water supply, gas, electric current or any other utility, nor for any damage occasioned by failure to keep the building, property or Leased Premises in repair. Landlord shall not be liable to Tenant for any damage to person or property done or occasioned by or from electric current, plumbing, gas, water, steam or sewage, odors, or the bursting, leaking, running or failure of operation of any radiator, tank, water closet, washstand, waste pipe, air conditioning or any other apparatus in, above, upon or about the building, property or Leased Premises, nor for damage or injury to person or property occasioned by water, snow, or ice being upon any roof, sidewalk or entrance way, or being upon or coming through such entrance way or any skylight, trap door or any other opening in the building, property or Leased Premises, nor for loss resulting from theft or mysterious disappearance, action of the elements, or any interference with light or air, nor for any damages arising from the omission, action or negligence of Tenant, co-Tenants or other occupants of the building or of any owners or occupants of adjacent or contiguous property or acts of negligence by Landlord.

                 In case any action, suit or proceeding is brought against Landlord by reason of any such occurrence as described in this Article 14, Tenant or Tenant's insurer, upon Landlord's request, will at no expense to Landlord resist and defend such action, suit or proceeding or cause the same to be resisted and defended by counsel designated by Tenant and approved by Landlord. The obligations of Tenant under this Article shall survive any termination of this Lease.

                                   Article 15

                             Damage or Destruction

                 In the event of any damage or loss to the Leased Premises, Tenant shall give immediate written notice thereof to Landlord. If the building on the Leased Premises shall at any time be damaged or destroyed by fire or other cause whatsoever, Tenant shall promptly repair or rebuild same at Tenant's expense, so as to make the building at least equal in value to the building existing immediately prior to such occurrence and as nearly similar to it in character as shall be practicable and reasonable; and Tenant shall do so, even though the proceeds of any insurance policies shall be insufficient to reimburse Tenant therefor.

                 There shall be no abatement of rent pending any repairs or rebuilding, nor shall Tenant's obligations hereunder be terminated, notwithstanding any destruction or damage to the Leased Premises.

                 Before beginning such repairs or rebuilding, or letting any contracts in connection therewith, Tenant shall submit for Landlord's approval, which approval shall not be unreasonably withheld or delayed, complete and detailed plans and specifications thereof and a listing of all contractors and subcontractors intended to perform any part of the work. Promptly after receiving Landlord's approval, Tenant shall begin such repairs or rebuilding and shall prosecute the same to completion with due diligence. All work shall be done in a good and workmanlike manner employing appropriate new materials in accordance with the plans and specifications approved by Landlord, and in compliance with all applicable governmental and insurance requirements. Landlord, its employees, agents and authorized architects and engineers shall have the right, at any time during the performance of the work, to inspect the building and the contracts, plans, specifications, drawings and all other records of Tenant, its architect, contractors and subcontractors, relating to such repairs or rebuilding. If Landlord or its authorized representative shall determine that the work is not being done in accordance with the plans and specifications approved by Landlord, then upon notice to Tenant specifying any deficiency, Tenant shall take all steps necessary to promptly correct any such deficiency. The reasonable charges of any architect or engineer of Landlord employed to pass upon any plans and specifications and to supervise and approve any construction shall be paid by Tenant as a cost of the repair or rebuilding.

                 Notwithstanding the foregoing in this Article 15, in the event of a casualty for which the amount of damages to the improvements of the Leased Premises exceeds an amount equal to eighty percent (80%) of the assessed fair market value of such improvements on the Leased Premises (as determined by the Real Estate Tax Assessor's office of the county in which the Leased Premises is located), immediately prior to such casualty; then Landlord may elect within sixty (60) days of such casualty upon written notice to Tenant to either (i) require Tenant to rebuild as set forth above in Article 15; or (ii) terminate the Lease and retain the insurance proceeds; whereupon neither party shall have any further liability or obligation to the other, except as otherwise provided elsewhere in this Lease.

                                   Article 16

                                  Condemnation

                 If the whole of the Leased Premises shall be acquired or taken by eminent domain for any public or quasi-public use or purpose, or by private purchase in lieu thereof, then this Lease and the Lease Term hereof shall automatically cease and terminate as of the date of title vesting in such proceedings. If only a part of the Leased Premises shall be so acquired or taken and the remainder is untenantable for the purpose for which Tenant has been using the Leased Premises then either party shall have the option to terminate this Lease upon ninety (90) days prior written notice to the other. If only a part of the Leased Premises shall be so acquired or taken and the remainder is tenantable for the purpose for which Tenant has been using the Leased Premises, then this Lease and all of the terms and provisions hereof shall continue in full force and effect, except that the net annual rental shall be reduced in the same proportion that the floor area of the building forming a part of the Leased Premises taken bears to the original floor area of such building demised hereunder, and Landlord shall, upon receipt of the award in condemnation, make all necessary repairs or alterations to the building so as to constitute the remaining premises a complete architectural unit; provided, however, that Landlord, in any event, shall not be required to spend for such repair and alteration work an amount in excess of the respective amounts received by Landlord (free and clear of all claims of mortgagees and ground or underlying lessors and Landlord's costs and professional fees from the action) as damages for the taking of such part of the Leased Premises. The taking or condemnation of any parking areas or other open space of the Leased Premises or any sale, grant, dedication or taking of peripheral or perimeter parts or portions of the Leased Premises for road widening or road improvement purposes or for the installation of utilities shall not affect this Lease and Tenant shall not, in any such event, be entitled to compensation, diminution or abatement of any rent or other charges.

                 All damages or compensation awarded or paid for any taking or condemnation, whether for the whole or a part of the Leased Premises or any part of the land, buildings and improvements constituting the Leased Premises, shall belong to and be the property of Landlord without any participation by Tenant, whether such damages or compensation shall be awarded or paid for diminution in value of the fee or any interest of Landlord in any ground or underlying lease covering the Leased Premises or in the leasehold estate created hereby. Tenant hereby expressly waives and relinquishes all claims to such award or compensation, or any part thereof, and of the right to participate in any such condemnation proceedings against the owners of any interest in the Leased Premises; provided, however, that nothing herein contained shall be construed to preclude Tenant from prosecuting any claim directly against the condemning authority, but not against Landlord, for the value of or damages to and/or the cost of removal of Tenant's property upon the expiration of the Lease Term, as may be recoverable by Tenant in Tenant's own right so long as no such claim shall diminish or otherwise affect Landlord's award. Provided, however, that if as a result of such taking Tenant is required to replace the parking area or provide new access, in order to use the Premises in substantially the same manner as before the taking, the cost incurred by Tenant for such replacement shall be prorated against the rent becoming due over the remainder of the Lease Term. Tenant shall provide Landlord with written documentation of such costs reasonably acceptable to Landlord prior to any such adjustment of rent. Landlord may also elect to provide an adjacent replacement area, in lieu of the above remedy for Tenant.

                                   Article 17

                       Mortgaging; Assignment; Subletting

                 Neither Tenant nor its legal representatives or successors in interest, by operation of law or otherwise, shall assign, mortgage or otherwise transfer or encumber this Lease or any interest therein, or sublet or otherwise permit the Leased Premises or any part thereof to be used or occupied by others except (i) with the prior written consent of Landlord, which shall not be unreasonably withheld, or (ii) to another entity controlled by Tenant. Any consent by Landlord to any act of mortgaging, assignment or subletting shall apply only to the specific action authorized. Such consent shall not be construed as a waiver of the duty of Tenant, its representatives, successors or assigns, to obtain Landlord's consent to any other or subsequent mortgaging, assignment or subletting. Any attempted mortgaging, assignment or subletting without Landlord's prior written consent shall be void and be deemed an Event of Default hereunder. Any mortgaging, assignment or subletting as permitted by
(i) or (ii) above, will not release or discharge Tenant from any liability whatsoever under this Lease, and Tenant will remain liable for the performance and observance of each and every agreement, term, covenant and condition of this Lease.

                 In the event that Tenant, upon Landlord's prior written consent, shall sublet the Leased Premises for a rental in excess of the rent provided for herein from Tenant to Landlord, then notwithstanding any other provision contained in this Lease to the contrary, the rent provided for herein shall automatically be increased during the term of such sublease to a sum equal to the amount of rent payable under such sublease. In the event that Tenant shall receive any valuable consideration for an assignment of the Tenant's interest in this Lease, then, notwithstanding any other provision contained in this Lease to the contrary, Tenant shall pay to Landlord as additional rent hereunder the amount of consideration thereby received.

                 Landlord shall have the right to assign this lease at any time, upon written notice to Tenant, whereupon Landlord shall be released from all further or other obligations or liabilities subsequently arising from and after the date of such assignment. Assignee will assume the Landlord's obligations under the terms of the Lease. The Assignee of the Landlord shall have a net worth equal to the then net worth of the Landlord as determined in accordance with generally accepted accounting practices. Landlord shall provide Tenant with written notice of any assignment of this Lease.

                                   Article 18

                          Subordination and Attornment

                 The rights of Tenant under this Lease shall, at Landlord's election, be subject and subordinate at all times to all ground leases and/or underlying leases, if any, now or hereafter in force against the Leased Premises or any part thereof, and to the lien of any mortgage or mortgages now or hereafter in force against such leases and/or the Leased Premises, and to all advances made or hereafter to be made upon the security thereof, and to all renewals, modifications, consolidations, replacements and extensions thereof. The term "mortgages" as used in this Lease shall be deemed to include trust indentures and deeds of trust.

The aforesaid provisions shall be self-operative upon notice of election by Landlord to Tenant and no further instrument of subordination shall be required. Tenant hereby irrevocably appoints Landlord attorney-in-fact for Tenant with full power and authority to execute and deliver in the name of the Tenant any such instrument or instruments.

                 Tenant agrees that in the event of a sale, transfer or assignment of Landlord's interest in the Leased Premises, or in the event that any proceedings are brought for the foreclosure of or exercise of any power of sale under any mortgage affecting the Leased Premises, or if a deed in lieu thereof be given, or in the event any ground or underlying lease is cancelled or terminated, Tenant shall attorn to and recognize such transferee, purchaser, mortgagee or other party in interest as Landlord under this Lease and to affirm this Lease so long as such transferee agrees not to disturb Tenant's rights under this Lease.

                                   Article 19

                             Estoppel Certificates

                 Tenant agrees, at any time and from time to time, upon not less than ten (10) days prior written notice from Landlord, to execute, acknowledge and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications that the same is in full force and effect as modified and stating the modifications), the dates to which the rent and other charges have been paid in advance, if any, and such other matters pertaining to this Lease as may be requested by Landlord. It is understood and agreed that Tenant's obligation to furnish such estoppel certificate in a timely fashion is a material inducement for Landlord's execution of this Lease. Tenant does hereby appoint Landlord as its attorney-in-fact to execute any such estoppel certificate. It is intended that any such statement delivered pursuant to this Article may be relied upon by present or prospective mortgagees, purchasers, ground lessors or any assignee of any of the foregoing in connection with Landlord's interest in the Leased Premises.

                                   Article 20

                                Quiet Enjoyment

                 Tenant upon paying the rents reserved and performing and observing all other agreements, terms, covenants and conditions of this Lease on Tenant's part to be performed and observed hereunder, shall peaceably and quietly have, hold and enjoy the Leased Premises during the Lease Term, subject, nevertheless to any ground leases, mortgages, agreements or encumbrances to which this Lease is or may be subordinated.

                                   Article 21

                            Cure of Tenant's Default

                 If Tenant shall fail to make any payment or perform any act required hereunder to be made or performed by Tenant hereunder, then Landlord may, but shall be under no obligation to, after such notice to Tenant and expiration of any applicable cure period as may be provided for under Article 22 of this Lease, make such payment or perform such act with the same effect as if made or performed by Tenant. Entry by Landlord upon the Leased Premises for such purpose shall not waive or release Tenant from any default or obligation hereunder. Tenant shall reimburse Landlord for all sums so paid and all costs incurred, including attorneys' fees, upon Landlord's demand therefor.

                                   Article 22

                                    Default

                 If any one or more of the following events (herein referred to as an "Event of Default") shall occur:

                          (a) if default be made in the due and punctual payment of any rent or other charges, or any part hereof, payable to Landlord hereunder, when and as the same shall become due, and such default shall continue for a period of five (5) days;

                          (b) if this Lease be mortgaged, assigned or the Leased Premises or any part thereof be sublet, either voluntarily or by operation of law, without Landlord's prior written consent as set forth in Article 17 hereof;

                          (c)     [RESERVED]

                          (d) if Tenant shall fail to observe, perform or comply with any of the terms, covenants and conditions in this Lease other than those provided in subparagraphs (a), (b) and
                 (c) above, within thirty (30) days after notice from Landlord specifying the nature of such default; provided, however, that no Event of Default shall be deemed to occur so long as the curing of such default reasonably may not be completed within such thirty (30) day period and Tenant has commenced to cure such default and thereafter with reasonable diligence pursues its efforts to cure and does so cure within ninety (90) days;

                          (e) if Tenant shall file a voluntary petition in bankruptcy or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, readjustment, liquidation, dissolution or similar relief under any bankruptcy or insolvency statute or law of the United States or any State, or shall seek or consent to or acquiesce in the appointment of any bankruptcy or insolvency trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties or of the Leased Premises;

                          (f)     if within sixty (60) days after the
                 commencement of any involuntary proceeding against Tenant seeking any reorganization, readjustment, liquidation, dissolution or similar relief under any bankruptcy or insolvency statute or law, Tenant fails to secure a dismissal and discharge thereof; or

                          (g) if there shall be an "Event of Default" (as defined therein) under the Lease dated February 26, 1997, between A & A Urban Renewal and Michael Foods, Inc. and the Lease dated February 26, 1997, between Jersey Pride Foods Urban Renewal and Michael Foods, Inc. (relating to certain premises located in New Jersey) which Event of Default under such other lease is not promptly cured within the applicable cure period, if any.

then and in any such event Landlord, at its option, may at any time thereafter (in addition to and/or as an alternative to all other legal remedies):

                          (a) immediately terminate this Lease and Tenant's right to possession of the Leased Premises; or

                          (b)     terminate only the Tenant's right to
                 possession of the Leased Premises, without terminating this Lease or releasing Tenant in whole or in part from Tenant's obligations hereunder for the full term hereof; or

                          (c) without terminating this Lease or Tenant's right to possession of the Leased Premises, enter upon the Leased Premises and do and perform whatever Tenant is obligated to do under the terms of this Lease.

                 In the event Landlord exercises its rights under subparagraph
(a) or (b) immediately above, Tenant shall quit and peacefully surrender the Leased Premises to Landlord, and Landlord, upon or at any such expiration or termination, may without further notice, enter upon and reenter the Leased Premises and possess and repossess itself thereof, as provided by law, dispossess Tenant and remove Tenant and all other persons and property from the Leased Premises and may have, hold and enjoy the Leased Premises and the right to receive all rental income of and from the same, and further, Landlord may collect damages in accordance with the law.

                 If Tenant's right to possession of the Leased Premises shall be terminated pursuant to this Article 22, by summary proceedings or otherwise, Landlord may in its own name, as agent for Tenant if this Lease not be terminated, or if this Lease be terminated, in its own behalf, enter into possession of and relet the Leased Premises or any part thereof, or said premises with additional premises, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Lease Term) and on such conditions (which may include concessions, free rent and/or alterations of the Leased Premises) as Landlord, in its uncontrolled discretion, may determine and may collect and receive the rents therefor. Landlord shall in no way be responsible or liable for any failure to relet the Leased Premises or any part thereof, or of any failure to collect any rent due upon such reletting.

                 No such expiration or termination of this Lease, or termination of Tenant's right of possession thereunder, shall relieve Tenant of its liability and obligations under this Lease, unless otherwise agreed to in writing by Landlord, whether or not the Leased Premises shall be relet. Upon an event of default, Tenant shall pay Landlord the rent and all other charges required to be paid hereunder by Tenant up to the time of such event.
Thereafter:

                          (a) Tenant, until the end of the Lease Term, or what would have been such term in the absence of any such event, shall be liable to Landlord as damages for Tenant's default, the equivalent of the amount of the rent and other charges which would be payable under this Lease by Tenant if this Lease were still in effect, less the net proceeds of any reletting effected pursuant to the provisions hereof, after deducting all of Landlord's expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage and management commissions, operating expenses, legal expenses, reasonable attorneys' fees, and expenses of preparation of such reletting. Tenant shall pay such damages (herein called "deficiency") to Landlord monthly on the days on which the net rent would have been payable under this Lease if this Lease were still in effect, and Landlord shall be entitled to recover from Tenant each monthly deficiency as the same shall arise.

                          (b)     At any time after the expiration or
                 termination of this Lease, in lieu of collecting any further monthly deficiencies as aforesaid, Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord, on demand, as liquidated damages and not as a penalty, an amount equal to the difference between the total rental and other benefits which would have accrued to Landlord under this Lease from the date of termination to the date of the expiration of the original term demised and the then fair and reasonable rental value of the Leased

                          Premises for the same period.  Tenant shall remain
                 liable for any monthly deficiencies not previously recovered by Landlord. In the computation of such liquidated damages, the difference between any installment of rent thereafter becoming due and the fair and reasonable rental value of the Leased Premises for the period for which such installment was payable shall be discounted to the date of termination at the rate of not more than five percent (5%) per annum.

                 If the Leased Premises or any part thereof be relet by Landlord for the unexpired term of this Lease, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall prima facie be the fair and reasonable rental value for the part or the whole of the Leased Premises so relet during the term of the reletting. Nothing herein contained shall limit or prejudice the right of Landlord to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above.

                 If this Lease be terminated by summary proceedings or otherwise, or if Tenant's right to possession of the Leased Premises shall be terminated, and whether or not the Leased Premises be relet, Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord, in addition to any damages becoming due under this Article 22, the following: an amount equal to all expenses, if any, including reasonable attorneys' fees, incurred by Landlord in recovering possession of the Leased Premises, (whether or not litigation be commenced in aid thereof), and all costs and charges for the care of said Leased Premises while vacant, which damages shall be due and payable by Tenant to Landlord at such time or times as such expenses are incurred by Landlord.

                 Tenant hereby expressly waives, so far as permitted by law, the service of any notice of intention to reenter provided for in any statute and except as is herein otherwise provided Tenant, for and on behalf of itself and all persons claiming through or under Tenant (including any leasehold mortgagee or other creditor), also waives any and all right of redemption or reentry or repossession in case Tenant shall be dispossessed by a judgment or by warrant of any court or judge or in case of reentry or repossession by Landlord or in case of any expiration or termination of this Lease. The terms "enter," "reenter," "entry" or "reentry" as used in this Lease are not restricted to their technical legal meanings.

                 Tenant hereby waives all right to trial by jury in any action or proceeding hereafter instituted by Landlord against Tenant with respect to this Lease or the Leased Premises. Tenant agrees not to interpose any counterclaim of any nature or description in any action or proceeding. The foregoing, however, shall not be construed as a waiver of Tenant's right to assert any claim in a separate action or proceeding instituted by Tenant.

                 In the event of any breach or threatened breach by Tenant of any of the agreements, terms, covenants or conditions contained in this Lease, Landlord shall be entitled to enjoin such breach or threatened breach and shall have the right to invoke any right and remedy allowed at law or in equity or by statute or otherwise as though reentry, summary proceedings, and other remedies were not provided for in this Lease.

                                   Article 23

                                   No Waiver

                 No failure by Landlord to insist upon the strict performance of any agreement, term, covenant or condition hereof or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial rent during the continuance of any such breach, shall constitute a waiver of any such breach or of such agreement, term, covenant or condition. No agreement, term, covenant or condition hereof to be performed or complied with by Tenant, and no breach thereof, shall be waived, altered or modified except by a written instrument executed by Landlord. No waiver of any breach shall affect or alter this Lease, but each and every agreement, term, covenant and condition hereof shall continue in full force and effect with respect to any other then existing or subsequent breach thereof.

                                   Article 24

                              Remedies Cumulative

                 Each right and remedy provided for in this Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by Landlord of any one or more of the rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by Landlord of any or all other rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise.

                                   Article 25

                      Surrender of Premises; Holding Over

                 Upon the expiration or sooner termination of the Lease Term, Tenant agrees to quit and surrender the Leased Premises, clean and in good condition and repair, normal wear and tear and insured casualty excepted, together with all keys and combinations to locks, safes and vaults and all improvements, alterations, additions, fixtures, equipment and decorations at any time made or installed in, upon or to the interior or exterior of the Leased Premises (except movable furniture, furnishings, equipment and other personal property of Tenant put in at Tenant's expense), all of which shall thereupon become the property of Landlord without any claim by Tenant therefor, but the surrender of such property to Landlord shall not be deemed to be a payment of rent or in lieu of any rent reserved hereunder. Before surrendering the Leased Premises, Tenant shall remove all of Tenant's said personal property and, at Landlord's option, Tenant shall also, at Tenant's expense, remove any alterations, additions, fixtures or equipment that contains or constitutes a "Hazardous Substance" (as defined in Article 5 such that the disposal of the same to a sanitary landfill is not permitted or is otherwise regulated under applicable law), at any time made or installed by Tenant in, upon or to the Leased Premises, and Tenant further agrees to repair any damage caused thereby. If Tenant shall fail to remove any of Tenant's said personal property or other property required by Landlord to be removed, said property shall, at the option of Landlord, either be deemed abandoned and may be disposed of by Landlord at Tenant's expense, or Landlord shall have the right to remove and store said property, at the expense of Tenant, without further notice to or demand upon Tenant and hold Tenant responsible for any and all charges and expenses incurred by Landlord therefor. If the Leased Premises be not surrendered as and when aforesaid, Tenant shall indemnify Landlord against all loss or liability resulting from the delay by Tenant in so surrendering the same, including without limitation, any claims made by any succeeding occupant founded on such delay. If Tenant shall remain in possession of the Leased Premises, or any part thereof, for any period after the termination of this Lease in any of the ways above-named, Tenant shall pay one and one-half (1.5) times the rent as a month-to-month hold over tenant until such holding over shall cease. Tenant's obligations under this Article shall survive the expiration or sooner termination of the Lease Term.

                                   Article 26

                            Relationship of Parties

                 Nothing contained in this Lease shall be deemed to constitute or be construed or implied to create the relationship of principal and agent, partnership, joint venture or any other relationship between the parties hereto, other than the relationship of Landlord and Tenant.

                 The term "Landlord" as used in this Lease means only the owner of the current interest of Landlord in the Leased Premises or, as the case may be, the successor thereto from time to time. In the event of any transfer at any time of the interest of Landlord, the transferor shall be and is hereby entirely freed and relieved of all covenants and obligations of Landlord hereunder accruing from and after the date of such transfer, and it shall be deemed and construed without further agreement between the parties or their respective successors in interest or between the parties and the transferee that the transferee of Landlord's interest has assumed and agreed to carry out any and all covenants and obligations of Landlord thereafter accruing hereunder.

                                   Article 27

                   Successors and Assigns; Provisions Binding

                 Except as otherwise expressly provided in this Lease, all covenants, conditions and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

                 Each provision of this Lease to be performed by Tenant shall be construed to be both a covenant and a condition, and if there shall be more than one Tenant, they shall all be bound, jointly and severally, by the provisions of this Lease. The persons executing this Lease on behalf of Tenant hereby covenant, represent and warrant that Tenant is a duly incorporated and duly qualified corporation and is authorized to do business in the State of its incorporation and that the person or persons executing this Lease on behalf of Tenant is an officer or are officers of such Tenant, and that he or they as such officers are duly authorized to sign and execute this Lease.

                                   Article 28

                                    Notices

                 Every notice, demand, request or other communication which may be or is required to be given under this Lease or by law shall be in writing and shall be sent by United States Certified or Registered Mail, postage prepaid, return receipt requested, or by nationally recognized overnight courier (e.g. Federal Express) and shall be addressed: (a) if to Tenant, to Michael Foods, Inc. 5353 Wayzata Blvd., Suite 324, Minneapolis, MN 55416,
Attention: Jeffrey M. Shapiro; and (b) if to Landlord, to Papetti Holding Company, One Papetti Plaza, Elizabeth, New Jersey 07207, Attention: Arthur N. Papetti, with a copy to Martin B. O'Connor, II, O'Connor, Morss & O'Connor, Liberty Hall Center, 1085 Morris Avenue, Union, NJ 07083-7136, and the same shall be deemed delivered one (1) business day after being sent via nationally recognized overnight courier (e.g., Federal Express) or three (3) business days after being mailed by U.S. Certified or Registered mail, return receipt requested. Either party may designate, by similar written notice to the other party, any other address for such purposes.

                                   Article 29

                                 Miscellaneous

                 Tenant agrees not to record this Lease or any memorandum thereof without the prior written consent of Landlord.

                 Each party covenants, warrants and represents to the other that there was no broker instrumental in consummating this Lease and that no conversations or prior negotiations were had by such party with any broker concerning the renting of the Leased Premises. Each party agrees to indemnify and hold the other harmless against and from all liabilities, including attorneys' fees, arising from any claims for brokerage commissions or finders' fees resulting from or arising out of any conversations or negotiations had by such party with any broker.

                 Tenant agrees to annually make available for review by Landlord and its lenders such financial information and statements as the same may reasonably request, provided, Landlord and its lenders agree to keep such information and statements confidential to the extent the same is not public information.


                                   Article 30

                         Entire Agreement; Construction

                 This Lease sets forth the entire agreement between the parties respecting the Leased Premises. There are no understandings, agreements, statements, promises, representations or warranties, express or implied, not specified herein respecting the Leased Premises and all prior conversations and writings by or between the parties or their representatives are merged herein and extinguished. This Lease shall not be modified except by a writing subscribed to by the party to be charged, nor may this Lease be cancelled by Tenant or the Leased Premises surrendered except with the express written authorization of Landlord.

                 This Lease shall be construed, as to both validity and performance, and enforced in accordance with and shall be governed by the laws of the jurisdiction in which the Leased Premises are located, without regard to such jurisdiction's principles of conflicts of law. If any provision of this Lease or the application thereof to any person or circumstance shall to any extent be held void or invalid, then the remainder of this Lease or the application of such provision to persons or circumstances other than those as to which it is held void or invalid shall not be affected thereby, and each provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

                 The headings in this Lease are for purposes of reference only and shall not limit or define the meaning hereof. This Lease may be executed in any number of counterparts, each of which is an original, but all of which shall constitute one instrument.

                                   Article 31

                              Binding Arbitration

                 In the event that a dispute arises between Landlord and Tenant such matter shall be submitted to binding arbitration as follows:

                          (1)     Any arbitration hereunder shall be held
pursuant to the Commercial Arbitration Rules of the American Arbitration Association except that:

                                  (i)      Landlord and Tenant shall each
                          select one arbitrator. The two appointed arbitrators shall jointly choose a third arbitrator from a list provided by the American Arbitration Association and the third arbitrator shall be the sole arbitrator to hear the dispute. If either party fails to appoint an arbitrator within twenty (20) days after demand by the other party, or the appointed arbitrators fail to agree to the third arbitrator within twenty (20) days after a list of potential arbitrators is provided by the American Arbitration Association, the American Arbitration Association shall select an arbitrator for the party failing to make appointment or shall appoint the third arbitrator, as the case may be.

                                  (ii)  The arbitration shall be held in the
                          City in which any facility leased hereunder is located, or such other location as the parties shall mutually agree.

                                  (iii)  The parties shall bear their own
                          expenses of the arbitration, including attorneys fees and costs of expert witnesses.

                                  (iv)  The filing or other fees of the
                          American Arbitration Association shall be paid one-half by the Landlord and one-half by the Tenant.

                                  (v)  The award of the arbitrators shall be
                          binding and shall be enforceable in any court of the state in which the Premises are located.

                          (2)     If the American Arbitration Association is
not then in existence or refuses to administer the arbitration, the arbitration shall be administered by the most nearly comparable organization as shall be agreed by the parties, or failing agreement, as shall be determined by the Union County Superior Court of Elizabeth, New Jersey.

                          (3)     Notwithstanding anything herein to the
contrary, either party shall have the right to seek injunctive relief to maintain the status quo until a dispute between the parties can be arbitrated.

                 In the event that a dispute arises between Landlord and Tenant involving an amount which is greater than the then current annual base rent under this Lease, such matter shall be litigated by the parties.

                                   Article 32

                          Choice of Law; Jurisdiction.

                 This Lease shall be governed, construed, applied and enforced in accordance with the laws of the state in which the Premises are located (without regards to principles of conflicts of laws).

                 Landlord and Tenant each (i) irrevocably submits to personal jurisdiction in the courts of the state in which the Premises are located and the applicable United States District Court serving the county in which the Premises are located, and appellate courts from any thereof, and (ii) irrevocably waives any objection which it may have at any time to the laying on venue of any suit, action or proceeding arising out of or relating to this Lease brought in any such court, and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

                 Landlord and Tenant each hereby agree that to the extent permitted by local court rules, any summons, complaint and other process and notice in connection with the commencement of or any other proceeding in any such suit, action or proceeding may be served on it by using the notification procedure set forth in this Lease.

                 LANDLORD AND TENANT EACH HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY SUIT, ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THIS LEASE OR ANY ACTS OR OMISSIONS OF LANDLORD, ITS OFFICERS, EMPLOYEES, DIRECTORS OR AGENTS IN CONNECTION THEREWITH.

                                   Article 33

                               Joint Preparation

                 This Lease is to be deemed to have been prepared jointly by the parties hereto, and any uncertainty or ambiguity existing herein, if any, shall not be interpreted against any party, but shall be interpreted according to the application of the rules of interpretation for arm's length agreements.

                                   Article 34

                             Time Is of the Essence

                 Time is of the essence with respect to all matters provided in this Lease.

                                   Article 35

                                  Term Renewal

                 Tenant is granted the right to extend the term of this Lease for two (2) period(s) of five (5) years each (the "Option Period(s)") on the terms and conditions set forth herein; provided, however, that each said right to extend for each such Option Period (the "Option(s)") may be exercised only in the event Tenant is not in default at the time each said Option right is exercised and provided, further, that the Option for the immediately preceding Option Period, if any, has been exercised. The phrase "Lease Term" as used in this Lease shall mean the term of this Lease as extended by Tenant pursuant to this Article.

                 To exercise each Option, Tenant shall notify Landlord in writing no later than one (1) year prior to the expiration of the initial Lease Term or the Option Period then expiring, if any.

                 In the event Tenant properly exercises its Option as provided herein: (1) all of the terms and conditions of this Lease shall apply during the Option Period(s) (except the Option then exercised), including, but not limited to, Tenant's obligation to pay all costs, charges and expenses provided for in the Lease; (2) the Option exercised by Tenant in order to extend the Term of the Lease shall terminate and be of no further force and effect and may not be exercised again by Tenant; (3) no concession previously granted Tenant by Landlord in the initial term shall be due or payable to Tenant during or with respect to such Option Period; and (4) the monthly base rent payable under
Article 2 during the particular Option Period shall be determined as set forth below. At Landlord's request, prior to the commencement of the particular Option Period, Tenant shall execute, acknowledge, and deliver to Landlord an amendment to lease evidencing Tenant's exercise of its Option and setting forth the commencement and expiration dates of the Option Period and term of the Lease and the monthly base rent payable during the Option Period.

                 The Annual Rent payable monthly under Article 2 during each Option Period shall be such amount as may be agreed upon by the parties and which is not less than 110%, nor more than 135%, of the Annual Rent for the twelve (12) months immediately preceding the commencement of the applicable Option Period (the "Option Period Rent").

                 If the parties are unable, within sixty (60) days of notice by Tenant electing to extend the term of the Lease, to agree on the amount of the Option Period Rent then each party shall within ten (10) days thereafter designate and select an M.A.I. certified appraiser and submit to them what such party believes the Option Period Rent should be. The two appraisers shall then together within thirty (30) days determine and agree upon the Option Period Rent by selecting either the Option Period Rent proposed by Landlord or that proposed by Tenant, with no other variation.

                 If the two appraisers are unable within said thirty (30) days to agree on either Landlord's or Tenant's proposed Option Period Rent, then they shall together designate a third M.A.I. appraiser, who alone shall select either Landlord's or Tenant's proposed Option Period Rent as the Annual Rent, which determination shall be binding and enforceable upon all parties.

                 Each party shall pay the cost of the appraisers selected by such party and the costs of the third appraiser (if retained) shall be paid equally by each party.



                   REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                             SIGNATURE PAGES FOLLOW

                                 TENANT:

                                 MICHAEL FOODS, INC., a Delaware corporation


(Seal)                      By:  /s/ Gregg A. Ostrander
                                 -------------------------------------
Attest:                          Gregg A. Ostrander, President
                                 -------------------------------------
                                 Print Name Here

-------------------------------
(Ass't) Secretary



                                 LANDLORD:

                                 PAPETTI HOLDING COMPANY, a New Jersey
                                 General partnership

Witness:                    By:  /s/ Anthony Papetti
                                 --------------------------------------
                                 Anthony Papetti, General Partner

-------------------------------


-------------------------------


                     [SIGNATURE PAGE TO LEASE AGREEMENT]

STATE OF                      )
        -----------------     )
            OF                )
-----------   -----------


          On this       day of                , 1997, before me personally
appeared                                  , to me personally known, who, being
by me duly sworn, did say that he is the                      of MICHAEL FOODS,
INC., a Delaware corporation, and that said instrument was signed on behalf of said corporation by authority of its Board of Directors; and said officer acknowledged said instrument to be the free act and deed of said corporation.

          IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my
official seal in the              and State aforesaid, the day and year first
above written.


                                                   ----------------------------
                                                          Notary Public


(SEAL)


My Commission Expires:



STATE OF                    )
         -----------------  )
            OF              )
-----------    -----------

          On this        day of              , 1997, before me personally
appeared ANTHONY PAPETTI, to me personally known, who, being by me duly sworn, did say that he is a partner of PAPETTI HOLDING COMPANY, a New Jersey general partnership, and that said instrument was signed by him as partner on behalf of said general partnership; and said ANTHONY PAPETTI acknowledged said instrument to be the free act and deed of said general partnership.

          IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my
official seal in the              and State aforesaid, the day and year first
above written.


                                         -----------------------------------
                                                    Notary Public


(SEAL)


My Commission Expires:

                                  EXHIBIT A


                           DESCRIPTION OF PREMISES



847-855 North Avenue, Elizabeth, New Jersey (Buildings Two and Three - 60,000 sq. ft.); 900 North Avenue, Elizabeth, New Jersey (Building five - 5,625 sq. ft.)










                              (LEGAL TO FOLLOW)